UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2015

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2015, Paramount Group, Inc. (the “Company”) issued a press release announcing (i) the appointment of Michael Walsh as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective March 26, 2015; and (ii) the departure of David Spence as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective March 25, 2015.

Michael Walsh Named as Next Chief Financial Officer

Before joining the Company, Mr. Walsh, 48, a veteran in the industry, was the Senior Vice President, Finance and Capital Markets, at Boston Properties, Inc. where he served in various functions since 1986. While at Boston Properties, Inc. he was responsible for Boston Properties, Inc.’s financial reporting, financial analysis and tax functions and participated extensively in investor relations matters. Mr. Walsh received a Bachelor of Science degree, Magna Cum Laude, from Eastern Nazarene College.

The Company and Mr. Walsh entered into an employment agreement (the “Employment Agreement”) dated as of March 26, 2015 (the “Effective Date”). The initial term of the Employment Agreement ends on December 31, 2017 unless earlier terminated and will automatically extend for an additional one-year term at the expiration of the initial term unless either party provides written notice of a non-renewal no later than 180 days prior to the expiration of the initial term. Under the terms of the Employment Agreement, Mr. Walsh will receive an annual base salary of $600,000, subject to potential merit increases (but not decreases) each year.

The Employment Agreement also provides for a target bonus in the amount of $230,000 in 2015, and in each fiscal year thereafter, bonuses with a target amount of at least 150% of base salary. The amount of the actual bonuses will be made by the compensation committee of the Company’s board of directors, in its sole discretion, based on such factors relating to the performance of Mr. Walsh or the Company as it deems relevant and may be more or less than the target amount.

Additionally, pursuant to the Employment Agreement, on or about the Effective Date the Company will grant to Mr. Walsh equity awards, including an option to acquire 100,000 shares of the Company’s common stock, a grant of 90,000 service-based long-term incentive plan units in the Company’s operating partnership (“LTIP Units”), and a grant of performance-based LTIP units.

Termination without cause or for good reason

The Employment Agreement provides that upon the termination of Mr. Walsh’s employment by the Company without “cause” (as defined in the Employment Agreement) or by Mr. Walsh for “good reason” (as defined in the Employment Agreement), subject to Mr. Walsh signing a separation agreement and mutual release, Mr. Walsh will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to (x) Mr. Walsh’s then-current annual base salary, plus (y) the average of the annual cash incentive bonuses earned by Mr. Walsh with respect to the three most recent fiscal years ending on or before the date of termination (or Mr. Walsh’s target annual cash incentive bonus if Mr. Walsh’s employment terminates prior to receipt of any annual cash incentive bonuses); or, in the event such termination occurs in connection with or within two years after a change in control (as defined in the Employment Agreement), a lump sum cash payment equal to two times such amount;

•	a prorated portion of the annual bonus for the year of termination, calculated based on Mr. Walsh’s target bonus for such year;

•	a lump sum cash payment equal to the annual premium payable by us for Mr. Walsh’s health and dental insurance; or, in the event such termination occurs in connection with or within two years after a change in control, a lump sum cash payment equal to 1.5 times such amount; and

•	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

The Employment Agreement does not provide for any tax gross ups and, in the event Mr. Walsh becomes subject to the Section 280G golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to Mr. Walsh. Mr. Walsh’s Employment Agreement provides that, upon a change in control, we will set aside funds in a rabbi trust in an amount sufficient to pay the severance payments due in the event of the termination of Mr. Walsh in connection with or within two years after a change in control of the Company either by the Company without “cause” or by Mr. Walsh for “good reason,” provided that Mr. Walsh will only be entitled to these funds in the event Mr. Walsh’s employment is actually terminated in connection with or within two years after a change in control of the Company either by the Company without “cause” or by Mr. Walsh for “good reason.”

Termination in the event of death or disability

The Employment Agreement provides that in the event Mr. Walsh’s employment is terminated on account of his death or disability, Mr. Walsh or his beneficiary in the case of death will receive the following payments:

•	a prorated portion of the annual bonus payable for the year of such termination, calculated based on actual achievement of applicable performance metrics for the applicable year; and

•	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

Under the Employment Agreement, Mr. Walsh is subject to certain restrictive covenants, including non-competition and non-solicitation covenants during his employment with the Company and for 12 months after termination of employment.

The summary of Mr. Walsh’s Employment Agreement set forth above is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Separation Agreement with David Spence

The Company and Mr. Spence executed a Separation Agreement and Release (the “Separation Agreement”) dated March 25, 2015 (the “Separation Date”). Pursuant to the Separation Agreement, as required by the terms of the employment agreement dated November 18, 2014 between the Company and Mr. Spence (the “Initial Employment Agreement”), Mr. Spence will receive a single lump sum payment in the amount of $1,381,461, less applicable tax-related deductions and withholdings. In addition, effective 30 days after the Separation Date, Mr. Spence’s currently outstanding unvested options and LTIP units shall immediately vest.

The Separation Agreement also provides that effective for the three-month period (the “Consulting Period”) from the later of the Separation Date or the first business day following the expiration of the seven-day revocation period, Mr. Spence shall provide transition consulting services to the Company. Mr. Spence shall provide consulting services at reasonable times as requested by the Company’s Chairman, President and Chief Executive Officer. Subject to Mr. Spence’s continued availability to perform Consulting Services and his use of commercially reasonable efforts to perform requested consulting services, the Company shall pay Mr. Spence $33,333 per month for the Consulting Period in consulting fees.

Pursuant to the Initial Employment Agreement, Mr. Spence will remain subject to certain restrictive covenants, including non-competition and non-solicitation covenants, for six months after the Separation Date.

The summary of Mr. Spence’s Separation Agreement set forth above is qualified in its entirety by reference to Exhibit 10.2, which is incorporated herein by reference.

Attached as Exhibit 99.1 is the press release the Company issued regarding Mr. Walsh’s appointment and the departure of Mr. Spence.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Employment Agreement among Paramount Group, Inc., Paramount Group Operating Partnership, L.P. and Michael Walsh.

10.2	Separation Agreement and Release among Paramount Group, Inc., Paramount Group Operating Partnership, L.P. and David Spence.

99.1	Press Release of Paramount Group, Inc. dated March 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:	/s/ Jolanta Bott
Name:	Jolanta Bott
Title:	Executive Vice President, Operations and Human Resources

Date: March 26, 2015